Exhibit 10.2

PROMISSORY NOTE

$40,312,500.00    Charleston, West Virginia
October 5, 2023

FOR VALUE RECEIVED, the undersigned FIRST GUARANTY BANCSHARES, INC., a
Louisiana corporation having an address of 400 East Thomas Street, Hammond, Louisiana 70401 (“Borrower”), does hereby promise to pay to the order of SUMMIT COMMUNITY BANK, INC., a West Virginia state banking corporation (“Lender”) at its Charleston, West Virginia banking office, at 400 Washington Street, East. Suite 100, Charleston, West Virginia 25301, the maximum principal sum of FORTY MILLION THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED and 00/100 DOLLARS ($40,312,500.00) (the “Loan”), or such lesser amount of loans and other financial accommodations as may from time to time have been advanced to Borrower and be due and owing to Lender, together with interest on the unpaid principal from the date hereof until maturity.

This Note shall be subject to the terms and conditions of that certain Loan Agreement, dated as of even date herewith, among Lender and Borrower, as the same has been or may be amended from time to time (the “Loan Agreement”). Capitalized terms used herein which are not otherwise defined in this Note shall have the meaning set forth for them in the Loan Agreement.

The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note, notwithstanding any other inconsistent or contradictory interest payment provisions contained in this Note.

The principal amount due and payable hereunder shall be amortized over a period of forty (40) quarters. Principal and interest on this Note shall be payable in lawful money (legal tender) of the United States of America and be paid as follows:

(a)thirty-nine (39) quarterly installments of principal in the amount of One Million Seven Thousand Eight Hundred Twelve Dollars and Fifty Cents ($1,007,812.50), plus accrued interest beginning on December 31, 2023 and continuing on the last day of each consecutive calendar quarter thereafter, followed by

(b)a final payment on October 5, 2033 (the “Maturity Date”) equal to the then-outstanding principal balance and all accrued and unpaid interest, penalties and fees due thereon.

During the Loan term and prior to an Event of Default, the principal sum outstanding under this Note shall bear interest at a rate equal to the Index Rate, as established no greater than two (2) days prior to Closing, minus one-half of one percent (0.50%) per annum, whether or not Lender shall at times lend to borrowers at lower rates of interest (the “Interest Rate”), and as adjusted and repriced at the end of each calendar quarter thereafter; provided, however, under no circumstances shall the Interest Rate fall below four and forty-nine hundredths of one percent (4.49%) per annum. As used herein, “Index Rate” means and refers to the Prime Rate Index as published by The Wall Street Journal. If there is no such Index Rate, then Lender may substitute such other comparable rate as provided in the Loan Agreement. Each determination by Lender of the Index Rate or a substitution thereof shall be conclusive in the absence of manifest error.

Interest is computed on an actual/three hundred sixty (actual/360) day basis; that is, by applying the ratio of the interest rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

Upon the occurrence of an Event of Default, Lender, at its option, after applicable notice, may, if permitted under Applicable Law, increase the Interest Rate to the lesser of: (i) the maximum rate allowed by Applicable Law; or (ii) the Interest Rate plus four percent (4.00%) (the “Default Rate”). Any application of the Default Rate by Lender shall relate back to the date on which the relevant payment or performance was first due under the Loan Documents. Any payment of interest that would be deemed unlawful under Applicable Law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under Applicable Law. In the event that Borrower cures the Event of Default, the rate of interest shall automatically revert to the Interest Rate; provided, that, nothing contained herein shall be construed to limit or waive Lender’s right to charge the Default Rate upon the occurrence of a subsequent Event of Default.

The unpaid principal amount on this Note may be prepaid in whole or in part at any time without penalty. Borrower agrees that all Loan fees and other prepaid finance charges are earned fully as of the date of Closing and will not be subject to refund upon early payment (whether voluntary or as a result of an Event of Default), except as otherwise required by Applicable Law. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of the Obligation to make the next regularly scheduled monthly payment on this Note. All such prepayments shall be accompanied by the payment of interest accrued and unpaid on the amount so prepaid to date of prepayment. All prepayments shall be applied first to the payment of interest accrued and then to principal outstanding under this Note.

Notwithstanding any provision to the contrary in this Note, in no event shall the Interest Rate exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under Applicable Law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under Applicable Law.

In the event that any payment is received more than ten (10) days late, the Lender may at its option impose a late charge equal to five percent (5.00%) of the delinquent amount; notwithstanding the foregoing, Borrower and Lender acknowledge and agree that the minimum late charge imposed hereunder shall be $30.00 and the maximum late charge shall be $1,000.00. If Borrower makes a payment with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged. Notwithstanding the foregoing, in the event of a default in the payment of the principal of or the interest on this Note, or any part thereof, within ten (10) days after the date upon which such payment is due, or if there shall be a breach of or a default in the performance of any of the terms, conditions, warranties, covenants and agreements of the Loan Documents that continues beyond the expiration of any applicable notice and cure period, then the entire unpaid principal balance hereof, together with all interest accrued thereon, shall at the option of the holder hereof, without notice, become due and payable in the manner and, subject to the cure periods and other terms of the Loan Agreement, the holder may exercise the remedies provided in the Loan Documents and otherwise available to it under Applicable Law. The obligations of the maker of this Note are also subject to any terms respecting repayment and prepayment as may be provided in the Loan Documents.

Repayment of this Note is secured by the Loan Documents, including the Stock Pledge Agreement, the Financing Statement, and any other document creating or perfecting a Lien in favor of Lender.

Borrower hereby waives presentment, demand, protest and notice of dishonor and agrees that extension or extensions of the time of payment of this Note or any payment of interest may be made before, at or after demand without notice to or releasing the liability of any other party under any of the Loan Documents.

Any notice required to be given by the Lender to the Borrower hereunder shall be by certified mail, return receipt requested, addressed to the Borrower at:

First Guaranty Bancshares, Inc. Attention: Alton B. Lewis, Jr. 400 East Thomas Street Hammond, Louisiana 70401

or at such other address as Borrower may designate in writing.

Upon an Event of Default that continues beyond the expiration of any applicable notice and cure period, Lender shall be entitled to receive, and Borrower shall pay, interest on the entire outstanding principal balance

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and any other amounts due at the Default Rate, such rate not to exceed the maximum rate permitted by Applicable Law. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. Interest at the Default Rate shall be added to the Loan, and shall be deemed secured by the other Loan Documents. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Loan, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

To the extent permitted by Applicable Law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by Applicable Law. Borrower authorizes Lender, to the extent permitted by Applicable Law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

Severability. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

Survival. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

Assignability. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

Duty to Notify. Borrower agrees to notify Lender if there is any change in the beneficial ownership information provided to Lender. Additionally, Borrower agrees to provide Lender with updated beneficial ownership information in the event there is any change in the beneficial ownership information provided to Lender.

Oral Agreements Disclaimer. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Governing Law. This Note is governed by the laws of the State of West Virginia except to the extent that federal law controls.

Heading and Gender. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

Attorneys’ Fees, Costs, and Expenses. Borrower agrees to pay all of Lender’s costs, fees, and expenses arising out of or related to the enforcement of this Note or the relationship between the parties. Included in the fees that Lender may recover from Borrower are the reasonable attorneys’ fees that Lender incurs, including all fees incurred in the course of representing Lender before, during, or after any lawsuit, arbitration, or other proceeding and those incurred in appeals, whether the issues arise out of contract, tort, bankruptcy, or any other area of law. Included in the costs and expenses which Lender may recover are all court, alternative dispute resolution or other collection costs, and all expenses incidental to perfecting Lender’s security interests and liens, preserving the collateral (including payment of taxes and insurance), records searches, and expenses related to audits, inspection, and copying. All costs and expenses Lender is entitled to recover shall accrue interest at the highest rate set forth hereunder or in any of the Loan Documents.

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Difference Between Any Commitment Letter and Note. For commercial loans, shall there be any conflict in the terms and conditions of the term sheet (if any) and the terms and conditions of this Note and Loan Documents, then the terms and conditions of this Note and Loan Documents shall prevail.

Waiver of Jury Trial. (i) EACH PARTY TO THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER OPPORTUNITY FOR CONSULTATION WITH INDEPENDENT COUNSEL, WAIVE ITS/HIS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR OBLIGATIONS: (a) UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS; (b) ARISING FROM THE FINANCIAL RELATIONSHIP BETWEEN THE PARTIES EXISTING IN CONJUNCTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; OR (c) ARISING FROM ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE PARTIES IN CONNECTION WITH SUCH FINANCIAL RELATIONSHIP; (ii) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED; (iii) THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS; (iv) NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND (v) THIS SECTION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN.

[Signature page follows.]

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IN WITNESS WHEREOF, this Note is signed and duly authorized.

BORROWER:
FIRST GUARANTY BANCSHARES, INC.,
a Louisiana corporation

By:             Alton B. Lewis, Jr.,
its President and Chief Executive Officer

Signature Page to Promissory Note